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Exhibit 23.1

CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements (Forms S-3, File No. 333-45878 and File No. 333-102238, Forms S-8, File No. 333-45874, File No. 333-37452, File No. 333-37438, File No. 333-81509, File No. 333-81511, File No. 333-108129, and File No. 333-108130) of our report, dated January 23, 2004, relating to the consolidated financial statements of Leesport Financial Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ BEARD MILLER COMPANY LLP

Reading, Pennsylvania
March 18, 2004

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CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS